Calculation of Filing Fee Tables
S-3
Energy Vault Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☑Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, par value $0.0001 per share	33,251,333	$ 112,722,018.87	S-3	333-292030	12/16/2025
Prospectus Note
[1]	Represents up to 33,251,333 shares of common stock, par value $0.0001 per share ("Common Stock"), of Energy Vault Holdings, Inc. (the "Company") that the Company may issue to YA II PN, Ltd, a Cayman Islands exempted company (the "Selling Stockholder"), upon conversion of the $65.0 million in aggregate principal amount of convertible debentures the Selling Stockholder purchased from the Company between September 22, 2025 and December 30, 2025 which may be offered for sale by the Selling Stockholder on the terms and conditions described in the prospectus that forms a part of the Company's registration statement on Form S-3 to which this exhibit relates. Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per unit and proposed maximum aggregate offering price are based on the average of the high and low sales price of the Common Stock as reported on the New York Stock Exchange on December 2, 2025 of $3.39. No registration fee is payable in connection with the 33,251,333 unsold shares of Common Stock that were previously registered on the Registrant's registration statement on Form S-3 (File No. 333-292030) on December 16, 2025 (the "Initial Registration Statement") because such securities are being transferred from the Initial Registration Statement to this Registration Statement pursuant to Rule 429 under the Securities Act. 33,251,333 unsold shares of Common Stock registered under the Initial Registration Statement are included in this Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to the Initial Registration Statement, which post-effective amendment will become effective concurrently with the Registration Statement in accordance with Section 8(c) of the Securities Act.